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                               COVENANT NOT TO COMPETE


     THIS COVENANT NOT TO COMPETE (the "Agreement"), dated as of July 23, 1993, is between BIEX, INC., a Delaware corporation (the "Company"), and VIVIAN DULLIEN ("Employee").

                                       RECITALS

     WHEREAS, Employee acknowledges that Employee is one of the principal persons involved in the development of the Company's products and services and Employee is an officer of the Company;

     WHEREAS, Employee further acknowledges that (i) the Company's products and services will be sold nationally and internationally, (ii) a company producing products and services similar to those of the Company, regardless of its geographic location, is likely to jeopardize the Company's business, and
(iii) the ability of the Company to attain its goals is likely to be materially jeopardized and its value reduced if Employee competes with the Company or assists other persons in competing with the Company;

     WHEREAS, Employee has signed the Company's Proprietary Information and Inventions Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. During her employment with the Company, and for a period of two (2) years after the date of termination of Employee's employment with the Company (whether voluntary or involuntary, with or without cause), Employee will not directly or indirectly (through one or more intermediaries), whether individually, or as an officer, director, employee or consultant, compete in whole or in part with, or assist any corporation or business enterprise in competing in whole or in part with, the business then engaged in by the Company or any business in which the Company during the term of her employment planned to engage in or conducted research or development, nor will Employee directly or indirectly interfere with employees of the Company or suppliers, manufacturers, distributors, wholesalers or other such companies with which the Company transacts business for any purpose having an adverse effect upon the Company's business activities; PROVIDED, HOWEVER, nothing contained herein shall prevent Employee from owning less than 10% of the outstanding equity interests of any such type of corporation, the shares of which are publicly traded on a nationally recognized stock exchange.

     2. Employee agrees not to entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by Employee, would violate any provision of this Covenant Not To Compete.

     3. Employee acknowledges that a breach of this Agreement is likely to result in


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irreparable and unreasonable harm to the Company, and that injunctive relief, as well as damages, would be appropriate. If Employee breaches this Agreement, Employee shall promptly reimburse the Company for all legal fees (and disbursements) incurred by the Company to enforce this Agreement or to pursue remedies arising as a result of such breach.

     4. In the event that Employee's employment is terminated by the Company without cause (as defined herein), Employee shall be entitled to receive severance pay in an amount equal to six months of Employee's then-current annual salary, such amount to be paid to Employee in full upon the effective date of Employee's termination. For purposes of this paragraph 4, "cause" shall mean a determination by the Company's Board of Directors in good faith that Employee has continued to neglect the duties of Employee's employment, has engaged in willful misconduct in connection with the performance of Employee's employment, or has engaged in drug or alcohol abuse or any other conduct involving dishonesty or moral turpitude.

     5. This Agreement shall be binding upon Employee, her heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns.

     6. If Employee currently has a written employment agreement with the Company, this Agreement will supersede those provisions of such employment agreement that cover the same subject matter as this Agreement. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court or proper jurisdiction to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in an unconscionable injustice.

     7. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State in which it is sought to be enforced. Venue for any action brought to enforce this Agreement or as a result of a dispute hereunder shall be in Colorado or in the State in which enforcement is sought, at the discretion of the party seeking enforcement.


BIEX, INC.                              EMPLOYEE



By: /s/ Vivian Dullien                  By: /s/ Vivian Dullien
   --------------------------------        -------------------------------------
     Vivian Dullien                     Name: Vivian Dullien
     President                               -----------------------------------


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